UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2015

Sanomedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Brickell Avenue, Suite 415, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (305)433-7814

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on October 21, 2015 Sanomedics, Inc., a Delaware corporation ("Sanomedics" and/or the "Company") entered into a Purchase Agreement (the "Agreement") with Mrs. Lynne Shapiro ("Seller") to acquire all of the outstanding membership interest of The Brace Shop, LLC, a Florida limited liability corporation ("Brace Shop") from Mrs. Shapiro. Pursuant to the Purchase Agreement, at the closing the Seller would have transferred majority ownership of the Company to Mrs. Shapiro for $250,000 in cash and preferred stock of the Company convertible into 84.9% of the fully diluted issued and outstanding capital stock of the Company.

On November 18, 2015, the Seller informed the Company that she no longer desired to sell the Brace Shop and the definitive agreement between the parties was mutually terminated.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics, Inc.

Date: November 24, 2015	By:	/s/ David C. Langle
David C. Langle
Chief Financial Officer